EXHIBIT 5(a)

                     [RITTENHOUSE TRUST COMPANY LETTERHEAD]




                        ADDENDUM TO THE ADVISORY CONTRACT


                               FOR THE ACCOUNT OF


                             NRM INVESTMENT COMPANY






         This addendum will serve as authorization to transfer the investment advisory account and agreement from Rittenhouse Financial Services, Inc, to The Rittenhouse Trust Company.


Approved:


/s/ John H. McCoy                                   9/3/97
-----------------------                         --------------
John H. McCoy                                        Date




         Two Radnor Corporate Center, Suite 400, Radnor, PA 19087-4570
      Phone: (610) 971-9300  Toll Free: (800) 847-6369  Fax: (610) 293-2444